FONAR Corporation

NEWS
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1709

FONAR Announces Fiscal 2016 2nd Quarter and Six Months Financial Results

  Diluted Net Income Per Common Share Available to Common Stockholders increased 33% to $0.53 per share for Fiscal 2016 2nd Quarter versus the same period a year earlier.
  Cash and cash equivalents increased 37% to $13.0 million at December 31, 2015, from $9.5 million at June 30, 2015.
  Net Revenues for Fiscal 2016 2nd Quarter increased 8% to $18.4 million versus the same period a year earlier.
  Net Income for Fiscal 2016 2nd Quarter increased 19% to $4.1 million versus the same period a year earlier.
  Net Income From Operations for Fiscal 2016 2nd Quarter increased 17% to $4.2 million versus the same period a year earlier.
  Net Income Available to Common Stockholders for Fiscal 2016 2nd Quarter increased 31% to $3.3 million versus the same period a year earlier.

MELVILLE, NEW YORK, February 9, 2016 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported its fiscal 2016 second quarter results for the quarter and six month period ended December 31, 2015. FONAR is the first Company in the MRI industry to manufacture an MRI (Magnetic Resonance Imaging) scanner. FONAR’s substantial list of patents include recent patents for its technology enabling full weight-bearing MRI imaging in all the gravity sensitive regions of the human anatomy, especially the brain, extremities, spine and cerebrospinal fluid (CSF) flow.

The Company’s two industry segments are the management of Stand-Up® MRI (UPRIGHT® Multi-Position™ MRI) centers, and the development, manufacturing and servicing of the UPRIGHT® MRI. Its premier MRI product, the FONAR UPRIGHT® Multi-Position™ MRI scanner, is the world’s only MRI scanner licensed under FONAR’s multiple UPRIGHT® Multi-Position™ MRI patents to scan all the patient’s body parts in their normal fully weight-bearing UPRIGHT® positions.

Financial Highlights

Net Revenues increased 8% for the fiscal 2016 second quarter ended December 31, 2015 to $18.4 million versus $17.1 million for the corresponding quarter one year earlier.

Net Revenues increased 3% to $36.0 million for the fiscal 2016 six month period ended December 31, 2015, from $35.1 million for the corresponding six month period one year earlier.

Net Income increased 19% to $4.1 million for the fiscal 2016 second quarter ended December 31, 2015 versus $3.5 million for the corresponding quarter one year earlier.

FONAR

Net Income increased 13% to $7.6 million for the fiscal 2016 six month period ended December 31, 2015 versus $6.7 million for the corresponding six month period one year earlier.

Income from Operations for the fiscal 2016 second quarter ended December 31, 2015 increased 17% to $4.2 million, from $3.6 million for the corresponding quarter one year earlier.

Income from Operations increased 11% to $7.8 million for the fiscal 2016 six month period ended December 31, 2015, versus $7.0 million for the corresponding six month period one year earlier.

Diluted net income per common share available to common shareholders increased 33% to $0.53 for the fiscal 2016 second quarter ended December 31, 2015 versus $0.40 for the corresponding quarter one year earlier.

Diluted net income per common share available to common shareholders increased 22% to $0.96 for the fiscal 2016 six month period ended December 31, 2015 versus $0.79 for the corresponding six month period one year earlier.

Total assets at December 31, 2015 were $80.4 million, as compared to $76.4 million at June 30, 2015. Total current assets at December 31, 2015 were $48.7 million, as compared to $43.6 million at June 30, 2015.

Total liabilities at December 31, 2015 were $24.8 million, as compared to $25.7 million at June 30, 2015. Total current liabilities at December 31, 2015 were $19.0 million, as compared to $18.8 million at June 30, 2015.

Stockholder’s equity at December 31, 2015 was $80.4 million, as compared to $76.5 million at June 30, 2015.

Cash and cash equivalents increased 37% to $13.0 million at December 31, 2015, from $9.5 million at June 30, 2015.

Management Discussion

Raymond V. Damadian, president and chairman of FONAR Corporation said, “While we are still concerned about the environment created under the Affordable Care Act, we have continued to grow our business consistently. This is because of the adherence to a business strategy that we have mastered which has made the difference.”

Dr. Damadian continued: “Our business plan is to grow consistently and to always provide our customers with the most optimal service. Our FONAR UPRIGHT® Multi-Position™ MRI scanner is not only the most comfortable MRI for our customers but the results from the scanner are of the highest professional quality. In this current medical era, it doesn’t get any better than this for our patients. The patient sits, watches TV comfortably and obtains a weight-bearing MRI of his problem. Physicians appreciate that it is going to be a scan that can ‘SEE IT ALL’ and allow the doctor to optimize the TREATMENT OUTCOMES FOR THEIR PATIENT.”

FONAR

Significant Events

As reported on January 6, 2016, the Company reported that its subsidiary Health Management Company of America, LLC (HMCA) had begun managing Stand-Up MRI of Great Neck, located at 600 Northern Blvd., Great Neck, New York, bringing the total number of HMCA-managed centers to 25: 18 in New York and 7 in Florida. Twenty four (24) of the centers are equipped with the FONAR UPRIGHT® Multi-Position™ MRI (for details visit: www.fonar.com/010616.htm). Last year, the 24 HMCA-managed sites provided $57.6 million (83%) of FONAR’s $69.1 million in revenue.

On February 4, 2016, the television network ESPN ran a 30 For 30 series documentary on the 1985 NFL Chicago Bears that featured Dr. Scott Rosa and Jim McMahon. During the approximately five minute segment, Jim McMahon said he was thankful to Dr. Rosa's treatment. Dr. Rosa provided his patented IGAT™ (Image Guided Atlas Treatment™) that utilized FONAR's UPRIGHT® MRI examination of Jim McMahon to determine the percussion direction and percussion angle of his IGAT™ procedure. FONAR provided the UPRIGHT® Multi-Position™ MRI that for the first time successfully detected and diagnosed Jim McMahon's health issues as originating in Jim's neck (not his brain) from malalignments of the craniocervical junction vertebra (C1 & C2) from prior football traumas. These malalignments were obstructing cerebrospinal fluid (CSF) flow into his brain and generating the increased intracranial pressure (ICP) that was adversely affecting his health. This enabled Jim's successful cervical realignment by Dr. Rosa's IGAT™ (traumaimagingfoundation.com/).

Dr. Damadian said: “We are proud that our FONAR UPRIGHT® MRI has made such a critical difference to NFL great Jim McMahon. We recommend our shareholders watch the 30 For 30 series documentary on the 1985 NFL Chicago Bears when it runs again on Friday, February 12, 2016 at 9 PM Eastern Time on ESPN2.” Check your local listings.

About FONAR

FONAR, The Inventor of MR Scanning™, is located in Melville, NY, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. FONAR’s stellar product is the FONAR UPRIGHT® MRI (also known as the Stand-Up® MRI), the only whole-body MRI that performs Position™ imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often sees the patient’s problem that other scanners cannot because they are lie-down and ”weightless” only scanners. The patient-friendly UPRIGHT® MRI has a near-zero claustrophobic rejection rate by patients. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while they watch a 42” flat screen TV.

FONAR has new works-in-progress technology for visualizing and quantifying the flow of cerebrospinal fluid (CSF) which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now due to this latest works-in-progress for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. The type of patient that will benefit from this technology includes those with various types of dementia such as former NFL quarterback Jim McMahon.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging on all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

#

FONAR

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	December 31, 2015	June 30, 2015 *
Cash and cash equivalents	$12,954	$9,449
Accounts receivable – net	4,557	3,791
Accounts receivable - related party	60	—
Medical receivable – net	9,567	9,082
Management and other fees receivable – net	14,656	14,058
Management and other fees receivable – related medical practices – net	3,644	3,507
Costs and estimated earnings in excess of billing on uncompleted contracts	279	682
Inventories	2,259	2,192
Prepaid expenses and other current assets	767	860
Total Current Assets	48,743	43,621
Deferred income tax asset	8,423	8,423
Property and equipment - net	12,277	12,901
Goodwill	1,767	1,767
Other intangible assets - net	8,348	8,950
Other assets	864	830
Total Assets	$80,422	$76,492

*Condensed from audited financial statements.

FONAR

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

	December 31, 2015	June 30, 2015 *
Current Liabilities:
Current portion of long-term debt and capital leases	$2,467	$2,490
Accounts payable	1,291	1,783
Other current liabilities	8,733	8,253
Unearned revenue on service contracts	4,700	4,187
Unearned revenue on service contracts - related party	55	—
Customer advances	1,501	1,938
Billings in excess of costs and estimated earnings on uncompleted contracts	255	142
Total Current Liabilities	19,002	18,793
Long-Term Liabilities:
Deferred income tax liability	510	510
Due to related medical practices	247	237
Long-term debt and capital leases, less current portion	4,475	5,699
Other liabilities	544	469
Total Long-Term Liabilities	5,776	6,915
Total Liabilities	24,778	25,708

*Condensed from audited financial statements.

FONAR

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY (Continued)

	December 31, 2015	June 30, 2015 *
STOCKHOLDERS' EQUITY:
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at December 31, 2015 and June 30, 2015, 313 issued and outstanding at December 31, 2015 and June 30, 2015	$—	$—
Preferred stock $.001 par value; 567 shares authorized at December 31, 2015 and June 30, 2015, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at December 31, 2015 and June 30, 2015, 6,062 issued at December 31, 2015 and June 30, 2015; 6,051 outstanding at December 31, 2015 and June 30, 2015	1	1
Class B Common Stock (10 votes per share) $ .0001 par value; 227 shares authorized at December 31, 2015 and June 30, 2015, .146 issued and outstanding at December 31, 2015 and June 30, 2015	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at December 31, 2015 and June 30, 2015, 383 issued and outstanding at December 31, 2015 and June 30, 2015	—	—
Paid-in capital in excess of par value	175,448	175,448
Accumulated deficit	(129,994)	(136,349)
Notes receivable from employee stockholders	(28)	(32)
Treasury stock, at cost - 12 shares of common stock at December 31, 2015 and June 30, 2015	(675)	(675)
Total Fonar Corporation Stockholder Equity	44,752	38,393
Non controlling interests	10,892	12,391
Total Stockholders' Equity	55,644	50,784
Total Liabilities and Stockholders' Equity	$80,422	$76,492

*Condensed from audited financial statements.

FONAR

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE THREE MONTHS ENDED DECEMBER 31,
REVENUES	2015	2014
Product sales – net	$742	$375
Service and repair fees – net	2,280	2,499
Service and repair fees – related parties - net	28	28
Patient fee revenue, net of contractual allowances and discounts	7,786	6,629
Provision for bad debts for patient fee	(3,270)	(2,897)
Management and other fees – net	8,958	8,613
Management and other fees – related medical practices – net	1,845	1,845
Total Revenues – Net	18,369	17,092
COSTS AND EXPENSES
Costs related to product sales	564	237
Costs related to service and repair fees	447	474
Costs related to service and repair fees – related parties	5	5
Costs related to patient fee revenue	2,238	1,902
Costs related to management and other fees	5,597	5,180
Costs related to management and other fees – related medical practices	1,012	1,240
Research and development	412	359
Selling, general and administrative	4,117	3,824
Provision for bad debts	(248)	273
Total Costs and Expenses	14,144	13,494
Income From Operations	4,225	3,598
Interest Expense	(139)	(172)
Investment Income	58	60
Other Expense	—	(2)
Income Before Provision for Income Taxes and Non Controlling Interests	4,144	3,484
Provision for Income Taxes	40	29
Net Income	4,104	3,455
Net Income - Non Controlling Interests	(611)	(797)
Net Income - Controlling Interests	$3,493	$2,658
Net Income Available to Common Stockholders	$3,266	$2,485
Net Income Available to Class A Non-Voting Preferred Stockholders	$169	$129
Net Income Available to Class C Common Stockholders	$58	$44
Basic Net Income Per Common Share Available to Common Stockholders	$0.54	$0.41
Diluted Net Income Per Common Share Available to Common Stockholders	$0.53	$0.40
Basic and Diluted Income Per Share-Common C	$0.15	$0.12
Weighted Average Basis Shares Outstanding-Common Stockholders	6,051	6,051
Weighted Average Diluted Shares Outstanding- Common Stockholders	6,179	6,179
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383

FONAR

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE SIX MONTHS ENDED DECEMBER 31,
	2015	2014
REVENUES
Product sales – net	$760	$1.646
Service and repair fees – net	4,564	4,989
Service and repair fees – related parties - net	55	55
Patient fee revenue, net of contractual allowances and discounts	15,901	13,416
Provision for bad debts for patient fee	(6,778)	(6,042)
Management and other fees – net	17,786	17,351
Management and other fees – related medical practices – net	3,691	3,662
Total Revenues – Net	35,979	35,077
COSTS AND EXPENSES
Costs related to product sales	676	1,322
Costs related to service and repair fees	990	981
Costs related to service and repair fees – related parties	12	11
Costs related to patient fee revenue	4,466	3,801
Costs related to management and other fees	11,015	10,379
Costs related to management and other fees – related medical practices	2,070	2,609
Research and development	849	756
Selling, general and administrative	7,892	7,403
Provision for bad debts	169	779
Total Costs and Expenses	28,139	28,041
Income From Operations	7,840	7,036
Interest Expense	(289)	(376)
Investment Income	107	122
Other Income (Expense)	1	(2)
Income Before Provision for Income Taxes and Non Controlling Interests	7,659	6,780
Provision for Income Taxes	90	69
Net Income	7,569	6,711
Net Income - Non Controlling Interests	(1,214)	(1,518)
Net Income - Controlling Interests	$6,355	$5,193
Net Income Available to Common Stockholders	$5,942	$4,856
Net Income Available to Class A Non-Voting Preferred Stockholders	$308	$251
Net Income Available to Class C Common Stockholders	$105	$86
Basic Net Income Per Common Share Available to Common Stockholders	$0.98	$0.80
Diluted Net Income Per Common Share Available to Common Stockholders	$0.96	$0.79
Basic and Diluted Income Per Share-Class C Common	$0.27	$0.22
Weighted Average Basic Shares Outstanding-Common Stockholders	6,051	6,050
Weighted Average Diluted Shares Outstanding-Common Stockholders	6,179	6,178
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383